EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Shengda Network Technology, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Peaker International Trade Group Limited as of April 20, 2020 (acquisition) and June 30, 2019 and the related statements of income, comprehensive income, stockholders' equity, and cash flows for each of the periods from October 5, 2018 (inception) to June 30, 2019 and from July 1, 2019 to April 20, 2020 (acquisition) for the purpose of expressing an opinion and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 20, 2020 and June 30, 2019, and the results of its operations and its cash flows for each of the periods from October 5, 2018 (inception) to June 30, 2019 and from July 1, 2019 to April 20, 2020 (acquisition) in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the financial statements, the Company has suffered recurring losses from operations, negative cash flows from operating activities, and not generated any revenues since inception that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ SS Accounting & Auditing Inc.

Plano, TX
October 28, 2020

PEAKER INTERNATIONAL TRADE GROUP LIMITED

CONDENSED BALANCE SHEETS

	April 20, 2020	June 30, 2019

ASSETS

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Total Liabilities	-	-

Stockholders’ Equity (deficit)
Common Stock and Additional Paid in Capital	538	511
Common Stock, no par value; 10,000 shares and 9,498 shares issued and outstanding as of April 20, 2020 and June 30, 2019 respectively
Accumulated deficit	(538)	(511)
Total stockholders’ equity (deficit)	-	-
Total Liabilities and Stockholders’ Equity (Deficit)	$-	$-

The accompanying notes are an integral part of these financial statements.

PEAKER INTERNATIONAL TRADE GROUP LIMITED

CONDENSED STATEMENTS OF OPERATIONS

	For period from July 1, 2019 to April 20, 2020 (Acquisition)	For period from October 5, 2018 (Inception) to June 30, 2019

Revenue	$-	$-

Expenses
General and administrative	27	511
Total expenses	27	511

Income (loss) from operations	(27)	(511)

Income Tax Expense	-	-

Net income (loss) after tax	$(27)	$(511)

Basic and Diluted Net Loss Per Share	(0.00)	(0.05)

Weighted Average Number of Shares Outstanding - Basic and Diluted	10,000	9,498

The accompanying notes are an integral part of these financial statements.

PEAKER INTERNATIONAL TRADE GROUP LIMITED

CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock and Additional Paid in Capital		Accumulated	Total Stockholders’
	Shares	Amount	Deficit	Equity

Contribution	9,498	511	-	511
Net income(loss) after tax	-	-	(511)	(511)

Balance June 30, 2019	9,498	511	(511)	$-

Contribution	502	27	-	27
Net income(loss) after tax	-	-	(27)	(27)

Balance April 20, 2020	10,000	$538	$(538)	$-

The accompanying notes are an integral part of these financial statements.

PEAKER INTERNATIONAL TRADE GROUP LIMITED

CONDENSED STATEMENTS OF CASH FLOWS

	For period from July 1, 2019 to April 20, 2020 (Acquisition)	For period from October 5, 2018 (Inception) to June 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(27)	$(511)
Net cash used in operating activities	(27)	(511)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution	27	511
Net cash provided by financing activities	27	511

Net increase in cash	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income tax	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements.

Peaker International Trade Group Limited

Notes to financial statements

Note 1 – Organization

Peaker International Trade Group Limited (Hong Kong) (“the Company”) was established in October 2018 in Hong Kong.

Risk and Uncertainty Concerning COVID-19 Pandemic

In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China, and has since spread to a number of other countries. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. Various countries have declared states of emergency and have taken steps to restrict travel. These uncertainties could have a material adverse effect on our business, financial condition or results of operations.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition

The Company recognizes revenues when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In that determination, under ASC 606, the Company follows a five-step model that includes: (1) determination of whether a contract, an agreement between two or more parties that creates legally enforceable rights and obligations, exists; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when (or as) the performance obligation is satisfied.

Earnings (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with Accounting Standards Codification (“ASC”) ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At April 20, 2020 and June 30, 2019, there were no convertible notes, options or warrants available for conversion that if exercised, may dilute future earnings per share.

Fair Value Measurements

We account for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

●	Level 1 – inputs are based upon unadjusted quoted prices for identical instruments in active markets.

●	Level 2 – inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, credit spreads, foreign exchange rates, and forward and spot prices for currencies.

●	Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

We measure equity investments without readily determinable fair values on a nonrecurring basis. The fair values of these investments are determined based on valuation techniques using the best information available, and may include quoted market prices, market comparable, and discounted cash flow projections.

Our other current financial assets and current financial liabilities have fair values that approximate their carrying values.

Leases

The Company determines if an arrangement is a lease or contains a lease at inception. Operating lease right-of-use assets and lease liabilities are recognized at commencement based on the present value of lease payments over the lease term. If the implicit rate is not readily determinable in the Company’s lease agreements, the Company uses its incremental borrowing rate as of the lease commencement date to determine the present value of the lease payments. The incremental borrowing rate is based on the Company’s specific rate of interest to borrow on a collateralized basis, over a similar term and in a similar economic environment as the lease. Lease expense is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recognized on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. Additionally, the Company accounts for lease and non-lease components as a single lease component for its identified asset classes. As of April 20, 2020 and June 30, 2019, the Company doesn’t have any finance leases.

Income Tax

Income tax returns are filed in federal, state, local and foreign jurisdictions as applicable. Provisions for current income tax liabilities are calculated and accrued on income and expense amounts expected to be included in the income tax returns for the current year. Income taxes reported in earnings also include deferred income tax provisions and provisions for uncertain tax positions.

Deferred income tax assets and liabilities are computed on differences between the financial statement bases and tax bases of assets and liabilities at the enacted tax rates. Changes in deferred income tax assets and liabilities associated with components of other comprehensive income are charged or credited directly to other comprehensive income. Otherwise, changes in deferred income tax assets and liabilities are included as a component of income tax expense. The effect on deferred income tax assets and liabilities attributable to changes in enacted tax rates are charged or credited to income tax expense in the period of enactment. Valuation allowances are established for certain deferred tax assets when realization is less than more likely than not.

Liabilities are established for uncertain tax positions taken or positions expected to be taken in income tax returns when such positions, in our judgment, do not meet a more-likely-than-not threshold based on the technical merits of the positions. Additionally, liabilities may be established for uncertain tax positions when, in our judgment, the more-likely-than-not threshold is met, but the position does not rise to the level of highly certain based upon the technical merits of the position. Estimated interest and penalties related to uncertain tax positions are included as a component of income tax expense.

NOTE 3 - Recent Accounting Pronouncements

In August 2018, the FASB issued ASU 2018-13, “Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 modifies the disclosure requirements on fair value measurements from Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement.” ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The Company does not expect the adoption of ASU 2018-13 to have a material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-15, “Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract.” ASU 2018-15 requires customers in a cloud computing arrangement that is a service contract to follow the internal-use software guidance in ASC 350-40, “Intangibles—Goodwill and Other—Internal-Use Software,” to determine which implementation costs may be capitalized. ASU 2018-15 is effective for interim and annual reporting periods beginning after December 15, 2019, with early adoption permitted. The amendments in ASU 2018-15 can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company does not expect the adoption of ASU 2018-15 to have a material impact on its financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” ASU 2019-12 eliminates certain exceptions within ASC 740, “Income Taxes,” and clarifies certain aspects of ASC 740 to promote consistency among reporting entities. ASU 2019-12 is effective for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is evaluating the impact that adoption of ASU 2019-12 will have on its financial statements.

Note 4 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had a net loss from operations of $27; and has an accumulated deficit of $538 as of April 20, 2020. These factors raise doubt about the Company’s ability to continue as a going concern.

The Company’s cash position may not be sufficient to support the Company’s daily operations long-term. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 5 – Shareholder’s Equity

The Company has no authorized Capital. The Company has issued 10,000 shares to its founder and CEO, HangJin Chen in exchange of professional and legal expense incurred by him to startup the Company in the amount of $538.

There is no par value of common stock.

Note 6 – Subsequent Events

On April 20, 2020, Shengda Network Technology, Inc. purchased 10,000 shares of common stock of the Company for a total consideration of $1,330.23. These shares comprise 100% of the then issued and outstanding shares of common stock of the Company.

HangJin Chen is CEO and shareholder of the Company. Youcheng Chen is CEO and shareholder of Peaker. As a result, the acquisition is deemed to be under common control and accounted for accordingly.

No unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the merger due to immateriality of the transaction.

The Company has analyzed its operations subsequent to April 20, 2020 to the date these financial statements were issued.

On May 15, 2020, the company established Zhejiang Jingmai Electronic Commerce Ltd., which is located in Zhejiang province, China. Thereafter, it is considered 100%-owned subsidiary of Peaker International Trade Group Limited.

The Company has evaluated the existence of events and transactions subsequent to the balance sheet date through the date the financial statements were issued and has determined that there were no significant subsequent events or transactions that would require recognition or disclosure in the financial statements.